Exhibit 99.1


               Flexsteel Announces Amendment to Credit Agreements

    DUBUQUE, Iowa--(BUSINESS WIRE)--June 2, 2006--Flexsteel Industries, Inc. (NASDAQ:FLXS) ... The Company has executed an Amendment to its Credit Agreements with its lead bank extending to October 31, 2010 its $20.0 million long-term credit facility and its $8.0 million available for Letters of Credit, which were scheduled to expire September 30, 2007.
There were no other changes to the terms of the credit facilities, including interest rates, other than described above.
    In addition, the Company renewed under the same terms, until June
29, 2007, its $20.0 million Line of Credit Note for working capital that was set to expire on June 29, 2006.
    Flexsteel Industries, Inc. is headquartered in Dubuque, Iowa, and was incorporated in 1929. Flexsteel is a designer, manufacturer, importer and marketer of quality upholstered and wood furniture for residential, recreational vehicle, office, hospitality and healthcare markets. All products are distributed nationally.


    CONTACT: Flexsteel Industries, Inc., Dubuque
             Timothy E. Hall, Chief Financial Officer, 563-585-8392